UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

CANTERBURY PARK HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	001-31569	41-1775532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road

Shakopee, Minnesota 55379

(Address, including zip code, of principal executive offices)

(952) 445-7223

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 28, 2016, Canterbury Park Holding Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at its facilities at 1100 Canterbury Road, Shakopee, Minnesota 55379. At the close of business on May 13, 2016, the record date for the Annual Meeting, a total of 4,275,939 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company were outstanding. At the Annual Meeting, 4,053,160 shares, or approximately 94.8% of the outstanding shares of Common Stock, were represented by proxy or in person and, therefore, a quorum was present at the Annual Meeting. Each of the proposals presented in the Notice of the Annual Meeting was approved, and each of the director nominees were elected, by the vote of the shareholders at the Annual Meeting. The results of the matters submitted to a vote of the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of directors.

	Votes For	Votes Withheld
Curtis A. Sampson	3,103,198	190,825
Dale H. Schenian	3,101,991	192,032
Randall D. Sampson	3,103,907	190,116
Patrick R. Cruzen	3,240,818	53,405
Burton F. Dahlberg	3,239,911	54,112
Carin J. Offerman	3,237,509	56,514

Proposal 2 — Approval of the reorganization of the Company’s business into a holding company structure pursuant to an Agreement and Plan of Merger, dated as of March 1, 2016, among the Company and New Canterbury Park Holding, a Minnesota corporation, and Canterbury Park Entertainment, LLC, a Minnesota limited liability corporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,281,290	10,487	2,246	759,137

The Reorganization Proposal was approved by 76.71% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Proposal 3 — Approval of the acquisition of 213,392 shares of Company Common Stock in 2015 by investment advisory firms affiliated with Mario J. Gabelli (the “Gabelli Group”) that constituted a Control Share Acquisition under the Minnesota Control Share Acquisition Act (“CSAA”). Pursuant to the CSAA, approval of the Control Share Acquisition required:

•	The affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, including for purposes of this vote all Company shares beneficially owned by the Gabelli Group, (the “First Majority Approval”); and

•	The affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding the voting power of “Interested Shares,” as defined in the CSAA (the “Second Majority Approval”).

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First Majority Approval. As of the Record Date, there were 4,275,939 shares issued and outstanding, all of which are eligible to be voted in determining whether the Control Share Acquisition would be approved by the First Majority Approval required under the CSAA. The affirmative vote of a majority of the outstanding Company shares, or 2,137,970 shares, in favor of the Control Share Acquisition was required for the First Majority Approval. With respect to the First Majority Approval, shares were voted in person or by proxy as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,180,657	28,581	84,785	759,137

Second Majority Approval. Shares eligible to be voted in determining whether the Control Share Acquisition would be approved by the Second Majority Approval required under the CSAA were those shares representing the voting power of all the outstanding Shares, excluding the voting power of Interested Shares. Interested Shares that were not eligible to vote in determining the Second Majority Approval, were:

•	Shares beneficially owned by Gabelli Group and its affiliates. Based on Gabelli Group’s Schedule 13D filed with the SEC, as amended through September 30, 2015, and Amendment No 1 to its Information Statement and information supplied subsequently by its representatives to the Company, the Gabelli Group beneficially owned on the Record Date 1,105,263 Company shares.

•	Shares beneficially owned by executive officers of Canterbury and any employee of Canterbury also serving as a director of Canterbury. As of the Record Date, these individuals owned, in the aggregate, 605,666 Company shares.

Accordingly, as of June 28, 2016, 1,710,929 of the 4,275,939 outstanding shares were known to Canterbury to be Interested Shares and therefore ineligible to vote in determining the Second Majority Approval. The affirmative vote of a majority of the remaining 2,565,010 shares, or 1,282,506 shares, voting in favor of the Control Share Acquisition was, therefore, required for the Second Majority Approval.

Representatives of the Company and its legal counsel, together with its third party vote tabulators, conducted tabulation of votes at the Annual Meeting to exclude the voting power of Interested Shares from the determination of the Second Majority Approval. With respect to the Second Majority Approval, shares present and voting, other than Interested Shares, were voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,469,728	28,581	84,785	759,137

Accordingly, a majority of shares eligible to vote on the First Majority Approval and on the Second Majority Approved having been voted in favor of Proposal 3, the Gabelli Group’s Control Shore Acquisition was approved.

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Proposal 4 — Ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,027,435	8,115	17,610	—

Proposal 5 — Non-binding, Advisory vote to approve the compensation of the Company’s executive compensation programs and policies.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,239,491	9,546	44,986	759,137

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Date: June 28, 2016	By:	/s/ Randall D. Sampson
Randall D. Sampson, President and Chief Executive Officer

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